SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2004

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to report that the operations have now commenced on the Stuart 60 #8 Well on the Martex Prospect in Jack County, Texas.  This is the first of the remaining three wells to be worked on.  The first five wells on this prospect were all successfully drilled.  The cost for these three wells has already been paid.  An initial result from the Stuart 60 #8 is expected within two weeks.  The two other wells on this prospect are expected to commence operations as soon as the Stuart 60# 8 is completed.

Operations have also just recently commenced on the Enchant Prospect in Alberta, Canada.  We hold a substantial 50% working interest in this prospect.  The initial oil production rates for this well are expected to be known within 7-10 days.  This is the first well we are participating in on this prospect. One well on this prospect produced over 30,000 barrels of oil over 23 months of production.

Alberta accounts for 55% of Canada's oil production.  Alberta’s crude oil and equivalent production was 1,534,000 barrels per day in 2003.  One half of Alberta’s oil and gas is exported to the US, providing 5% of US oil consumption and 12% of natural gas consumption.  The Oil and Gas Journal reported that Canada ranks second largest, only behind Saudi Arabia, in terms of global proven crude oil reserves at 15% of world reserves.  The majority of these reserves are found in Alberta.

We are making a more concerted effort to market our self to prospective shareholders.  The marketing campaign has commenced and will be occurring throughout the coming months as drilling results from our Texas and Canadian prospects are announced.

Bernard McDougall, our president stated, “This is an exciting time for MSEV.  We have now commenced operations on two separate drill programs and we are expecting to attain some results in the very short term.  This will be the most active time for operations in MSEV’s history.  Considering MSEV has achieved five consecutive successful drills out of five on the Martex Prospect, we feel very confident in what the next three wells will provide. The month of January could be the turning point at which MSEV starts to achieve its goal of becoming a mid-range oil and gas company.”

Operations are expected to commence shortly on the Red Water gas prospect in Alberta.  The prospect consists of one initial well, with the potential to drill multiple wells if the first well is successful.  The formation of primary interest on this property is the Viking Sands, which is gas productive throughout the immediate area.  Recently, the Viking zones have been tested and produced gas in a number of wells in the immediate area of the prospect.  Drill stem tests have resulted in flows in excess of 12,000,000 feet of gas per day.

We are an emerging oil and gas company with both oil and gas producing properties.  Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace.  We currently have 15 independent sources of oil and/or gas revenue.  Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in four separate multi-well oil and gas prospects, and continues to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our update email list, please send an email to ir@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         December 30, 2004